EXHIBIT 99.1

NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988


         BBSI ANNOUNCES RESOLUTION OF BALANCE SHEET ACCOUNTING TREATMENT

      PORTLAND, OREGON, March 9, 2005 - Barrett Business Services, Inc. (Nasdaq:
BBSI) reported today that management has completed its analysis and determination as to the treatment of certain estimated reimbursements due from its excess workers' compensation insurance carriers and the corresponding estimated liabilities to claimants. On February 10, 2005, in connection with announcement of the Company's 2004 fourth quarter operating results and preliminary balance sheets for December 31, 2004 and 2003, the Company stated that the balance sheet effect, if any, on long-term assets and long-term liabilities related to this issue had not been determined.

      The Company retains certain levels of exposure with respect to its self-insured workers' compensation program and purchases insurance coverage from third-party insurers for exposures in excess of those levels. Until December 31, 2004, the Company established accrued liabilities for workers' compensation claims, both reported and incurred but not reported, within its level of retention based on currently available information, as well as its historical claims experience. During the year ended December 31, 2004, the Company determined that it should present its accrued liabilities for workers' compensation claims on a gross basis along with a corresponding receivable from its insurers, as the Company is the primary obligor for payment of the related insured claims. As a result of this revision in classification, the Company has increased its accrued workers' compensation claims liabilities as of December 31, 2004 by $4.4 million (of which $0.2 million is estimated to be currently payable and the balance a long-term liability) and has also recorded corresponding receivables for these insured claims from its prior excess workers' compensation insurer, CNA Financial Corporation. In order to conform the Company's prior financial statements for this revision in classification, the Company has increased its accrued workers' compensation claims liabilities as of December 31, 2003 by $4.2 million (of which $0.4 million was estimated to be currently payable and the balance a long-term liability) and has recorded corresponding receivables for these insured claims from its prior excess workers' compensation insurer, CNA Financial Corporation. The Company will continue its past practice of evaluating the financial capacity of its insurers to assess the recoverability of the related insurer receivables.

      The revision in classification had no impact on the Company's financial condition, results of operations, cash flows or working capital.

Barrett Business Services, Inc.
News Release
March 9, 2005


The following summarizes the unaudited consolidated balance sheets at December 31, 2004 and December 31, 2003.


                                                                        (Unaudited)
                                                                  -----------------------
                                                                 December 31,   December 31,
($ in thousands)                                                    2004           2003
                                                                  --------       --------
Assets
Current assets:
   Cash and cash equivalents                                      $ 12,153       $  7,785
   Marketable securities                                             4,630             --
   Trade accounts receivable, net                                   23,840         18,481
   Prepaid expenses and other                                        1,364            958
   Deferred income taxes                                             4,100          2,196
   Workers' compensation receivables for insured claims                213            393
                                                                  --------       --------
     Total current assets                                           46,300         29,813
Goodwill, net                                                       22,516         18,749
Intangibles, net                                                        25             13
Property, equipment and software, net                                4,301          3,367
Restricted marketable securities and workers'
   compensation deposits                                             1,702          1,647
Deferred income taxes                                                  582          1,041
Other assets                                                           401            436
Workers' compensation receivables for insured claims                 4,158          3,768
                                                                  --------       --------
                                                                  $ 79,985       $ 58,834
                                                                  ========       ========
             Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                              $    348       $     88
   Accounts payable                                                    994            727
   Accrued payroll, payroll taxes and related benefits              17,427         13,881
   Workers' compensation claims liabilities                          4,946          3,886
   Workers' compensation claims liabilities for insured claims         213            393
   Safety incentives liabilities                                     4,807          2,007
   Other accrued liabilities                                           414            361
                                                                  --------       --------
     Total current liabilities                                      29,149         21,343
Long-term debt, net of current portion                               1,441            400
Customer deposits                                                      608            455
Long-term workers' compensation claims liabilities                   4,840          1,031
Long-term workers' compensation liabilities for insured claims       4,158          3,768
Other long-term liabilities                                             --             45
Deferred gain on sale and leaseback                                  1,036          1,158
Stockholders' equity                                                38,753         30,634
                                                                  --------       --------
                                                                  $ 79,985       $ 58,834
                                                                  ========       ========


      BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

      Statements in this release about future events or performance are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas,

Barrett Business Services, Inc.
News Release
March 9, 2005


the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2003 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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